Exhibit 10.7

ELEVENTH AMENDMENT TO SENIOR PROMISSORY NOTE

THIS ELEVENTH AMENDMENT TO SENIOR PROMISSORY NOTE (“Eleventh

Amendment”) is entered into and effective as of April 17, 2020 (the “Eleventh Amendment Effective Date”), by and between CALAVO GROWERS, INC., a California corporation (“Lender”), located at 1141-A Cummings Road, Santa Paula, CA 93060, and FRESHREALM, LLC, a Delaware limited liability company (“Borrower”), located at 34 N Palm St Suite 100, Ventura, CA 93001. Lender and Borrower are sometimes collectively referred to herein as the “Parties.” Capitalized terms not otherwise defined herein shall have the same meaning as those capitalized terms defined in that certain Sixth Amended and Restated Senior Promissory Note, dated September 18, 2019 (“Sixth Amendment”), by and between the Parties, as amended by the Seventh, Eighth, Ninth and Tenth amendments thereto (collectively, the “Note”).

RECITALS

WHEREAS, in order to enable Borrower to procure additional capital for the operation of its business, the Parties desire to amend the Note to permit Borrower to obtain additional debt financing unsecured in the assets of Borrower, without prior consent from Lender, pursuant to the terms and conditions provided in this Eleventh Amendment.

TERMS AND CONDITIONS

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows, wherein this Eleventh Amendment and its terms shall also include the above Recitals:

1.Amendment to the Sixth Amendment – Section 2(b) –  Priority, Security and Additional Loans.  Section 2(b) of the Sixth Amendment shall be amended as follows:

With reference to the first sentence and phrase therein, which currently reads: “….,issue additional investor and/or employee equity,…”, shall be amended and supplemented to provide the following: “…..issue additional investor and/or employee equity (subject to the terms of the Borrower’s LLC Agreement),….”, and

With reference to the first sentence and the term therein referenced as: “limited liability company operating agreement” shall be amended and replaced with the term “Seventh Amended and Restated Limited Liability Company Agreement, as amended from time to time (the “LLC Agreement”),….

Except as amended above and herein, each of the other existing terms and provisions of Section 2(b) of the Sixth Amendment shall remain in their entirety and shall not be amended.

2.Amendment to the Sixth Amendment – Section 9(a) –  Additional Covenants.  Section 9(a) of the Sixth Amendment regarding Permitted Items shall be amended to include the following additional sub-section (vi), which shall supplement the existing subsections 9(a)(i) through (v):

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“(vi) in addition to the Unsecured Debt Limit described in Section 2(b) herein,  solely from the period beginning on April 2, 2020, and ending at midnight on December 31, 2020  (the “Unsecured Debt Finance Period”), and so long as there is no Default or Event of Default under the Note, as defined hereunder,  and/or under the Security Agreement or other documents signed by Borrower in connection with this Note, Borrower shall be permitted to procure, and enter into on reasonable terms, additional unsecured debt in a principal amount up to and not in excess of Two Million Nine Hundred Thousand Dollars ($2,900,000) in the aggregate at any time during the Unsecured Debt Finance Period, provided that: (i) the maturity date on any and all such additional unsecured debt may not be earlier than April 2, 2022, and (ii) such additional unsecured debt is subordinate to the Note and any amounts due hereunder (as amended from time to time), as well as subordinate to Lender’s first priority security interest in the assets and Collateral of Borrower pursuant to the Security Agreement.”

3.Amendment to the Sixth Amendment – Section 10 –  Borrower’s Representations and Warranties.  Section 10, subsection (vi) of the Sixth Amendment shall be amended as follows:

With reference to the definition of Collateral, which currently reads “….Collateral (as defined in the Security)…”, shall be amended and supplemented to include the following: “…..Collateral (as defined in the Security Agreement)….”

Except as amended above and herein, each of the other existing terms and provisions of Section 10, subsection (vi) of the Sixth Amendment shall remain in their entirety and shall not be amended.

4.No Other Amendments. Except as specifically amended herein, each of the provisions of the Note, and all subsequent amendments thereto, shall remain in full force and effect.

5.Counterparts; Delivery. This Eleventh Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Eleventh Amendment by facsimile or other electronic imaging means shall be effective as an original.

6.Governing Law. This Eleventh Amendment shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of California applicable to agreements made and to be performed wholly within the State of California.

(Please Proceed to Next Page for Signatures)

IN WITNESS WHEREOF, Borrower and Lender have caused this Eleventh Amendment to Senior Promissory Note to be executed as of the date first written above.

BORROWER:

FRESHREALM, LLC

By:	/s/ Michael R. Lippold
Name:	Michael Lippold
Title:	Chief Executive Officer

LENDER:

CALAVO GROWERS, INC.

By:	/s/ James Gibson
Name:	James Gibson
Title:	Chief Executive Officer

(Signature Page to Eleventh Amendment to Senior Promissory Note)

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